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                               EXHIBIT 23(h)(4)

                         SHAREHOLDER SERVICES AGREEMENT

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                                CNI CHARTER FUNDS

                         SHAREHOLDER SERVICES AGREEMENT


         THIS SHAREHOLDER SERVICES AGREEMENT (this "Agreement") is made as of the 1st day of April, 1999, by and between CNI CHARTER FUNDS, a business trust organized under the laws of the State of Delaware (the "Trust"), and CITY NATIONAL BANK (the "Service Provider").

                                   WITNESSETH

                  WHEREAS, the Trust is registered as open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

                  WHEREAS, the Trust, on behalf of certain series of the Trust listed on Exhibit A hereto, as the same may be amended from time to time (each, a "Fund"), wishes to retain the Service Provider to provide certain services to shareholders of the Funds, and the Service Provider is willing to furnish those services and to arrange for the provision of those services.

                  NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

                  1. APPOINTMENT. The Trust, on behalf of the Funds, hereby appoints the Service Provider to provide the shareholder services specified in Section 2 to those shareholders of the Funds who are customers or clients of the Service Provider. The Service Provider accepts the appointment and agrees to furnish those shareholder services in return for compensation as provided in Section 6 of this Agreement. The Service Provider agrees that the shareholder services required to be furnished hereunder shall be furnished in compliance with all relevant provisions of state and federal law, and in compliance with all applicable rules and regulations of all relevant regulatory agencies, including, without limitation, the 1940 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), the applicable rules and regulations promulgated thereunder, and the applicable Conduct Rules of the National Association of Securities Dealers, Inc.

                  2. SERVICES AND RESPONSIBILITIES ON A CONTINUING BASIS. The Service Provider will provide the following shareholder services on a regular basis which shall be daily, weekly, or as otherwise appropriate, unless otherwise specified by the Trust:

                  (a)      responding to shareholder inquiries;

                  (b) processing purchases and redemptions of shares of the funds, including reinvestment of dividends;

                  (c) assisting shareholders in changing dividend options, account designations and addresses;

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                  (d)      transmitting proxy statements, annual reports,
                           prospectuses, and other correspondence from the Funds to shareholders (including, upon request, copies, but not originals, of regular correspondence, confirmations, or regular statements of account) where such shareholders hold shares of the Funds registered in the name of the Service Provider or its nominees; and

                  (e) providing such other information and assistance to shareholder as may be reasonably requested by such shareholders.

The Service Provider is under no obligation to, and shall not, provide pursuant to this Agreement any services with respect to the sale or distribution of shares of the Funds.

                  3. STANDARD OF CARE. The Service Provider shall be under no duty to take any action on behalf of the Funds except as specifically set forth herein or as may be specifically agreed to by the Service Provider with the Trust in writing. In the performance of the duties hereunder, the Service Provider shall be obligated to exercise due care and diligence and to act in good faith and to use its best efforts. Without limiting the generality of the foregoing or of any other provision of this Agreement, the Service Provider shall not be liable for delays or errors or losses of data that result from acts of war or terrorism, national emergencies or catastrophes directly affecting the Service Provider, but such relief from liability shall not extend to delays, errors, or losses of data that result from power failures or other contingencies that typically are addressed by contingency or emergency plans meeting industry standards.

                  4. CONFIDENTIALITY. The Service Provider agrees, on behalf of itself and its employees, to treat confidentially all records and other information about the Funds and the Trust and all prior, present, or potential shareholders of the Funds. This confidential information may be disclosed only after prior notification to, and approval of release of information in writing by, the Trust, which approval shall not be unreasonably withheld, nor may it be withheld where the Service Provider may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Trust.

                  5. INDEPENDENT CONTRACTOR. The Service Provider shall, for all purposes herein, be deemed to be an independent contractor, and the Service Provider shall, unless otherwise expressly provided and authorized to do so, have no authority under this Agreement to act for or represent the Trust or the Funds in any way, or in any way be deemed an agent for the Trust or for the funds, except to the limited extent expressly provided in this Agreement. It is expressly understood and agreed that the services to be rendered by the Service Provider under the provisions of this Agreement are not to be deemed exclusive, and the Service Provider shall be free to render similar or different services to others so long as its ability to render the services provided for in this agreement shall not be impaired materially thereby.

                  6. COMPENSATION. As compensation for the services rendered by, and responsibilities assumed by, the Service Provider during the term of this Agreement, each Fund will pay to the Service Provider a service fee not to exceed the per annum percentage of the average daily net asset value of such Fund's shares set forth on Exhibit A held by clients or customers of the Service Provider. The service fee shall be accrued daily by the Funds and paid to the Service Provider on a monthly basis.

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                  7.  INDEMNIFICATION.

                      (a) The Service Provider agrees to indemnify and hold harmless the Funds, the Trust and its officers and Trustees from all claims and liabilities (including, without limitation, liabilities arising under the Securities Act of 1933, the 1934 Act, the 1940 Act, and any state and foreign securities laws, all as amended from time to time) and expenses, including (without limitation) reasonable attorneys' fees and disbursements, arising directly or indirectly from any action or thing which the Service Provider takes or does or omits to take or do which is in violation of this Agreement, not in accordance with written instructions given by an officer of the Trust, in violation of written procedures then in effect, or arising out of the Service Provider's own willful misfeasance, bad faith, negligence or reckless disregard of the duties and obligations under this Agreement.

                       (b) The Service Provider shall provide such security as is necessary to prevent unauthorized use of any on-line computer facilities. The Service Provider agrees to release, indemnify and hold harmless the Trust and the Funds from any all direct or indirect liabilities or losses resulting from requests, directions, actions, or inactions of or by the Service Provider, its officers, employees or agents regarding the redemption, transfer or registration of the Fund's shares for accounts of shareholders or the Service Provider, its clients and other shareholders. Principals of the Service Provider will be available to consult from time to time with officers of the Trust and the Trustees concerning performance of the services contemplated by Section 2 of this Agreement.

                  8. FUNDS INFORMATION. No person is authorized to make any representations concerning the Funds, or shares of the Funds or shareholder services that are inconsistent with the terms of this Agreement. Neither the Service Provider, nor any of its respective agents, will use or distribute, or authorize the use or distribution of, any statements other than those contained in the Funds' current Prospectuses or Statements of Additional Information or in such current supplemental literature as may be authorized by the Funds.

                  9. DURATION AND TERMINATION. This Agreement shall continue until terminated by the Trust or the Service Provider on 60 days' prior written notice to the other. The Service Provider's indemnification obligations under Section 7(a) shall survive the termination of this Agreement. All notices and other communications hereunder shall be writing.

                  10. AMENDMENTS. This Agreement or any part hereof may be changed or waived only by an instrument in writing signed by the party against which enforcement of such charge or waiver is sought.

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                  11. MISCELLANEOUS.

                  (a) This Agreement embodies the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings, relating to the subject matter hereof.

                  (b) The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

                  (c) This Agreement shall be governed by and construed in accordance with the laws of the State of California as applicable to contracts between California residents entered into and to be performed entirely within California.

                  (d) If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

                  (e) The Service Provider acknowledges that it has received notice of and accepts the limitations of the Funds' liability set forth in the Trust's Agreement and Declaration of Trust. The Service Provider agrees that each Fund's obligations under this Agreement shall be limited to the Fund and to its assets, and that neither the Service Provider shall seek satisfaction of any such obligation from the shareholders of the Fund or from any trustee, officer, employee or agent of the Trust or the Fund.

                  (f) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

                  (g)      This Agreement may not be assigned without the prior
                            mutual written consent of all parties.

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their officers designated below on the day and year first written above.

CNI CHARTER FUNDS                                   CITY NATIONAL BANK



By:      /s/ Lynda J. Striegel                      By:      /s/ Vern Kozlen
         ---------------------                               ---------------

Name:     Lynda J. Striegel                         Name:    Vern Kozlen
         ------------------                                  -----------

Title:   Vice President & Assist Secretary          Title:   E. V. P.
         ---------------------------------                   --------
         CNI Charter Funds                                   CITY NATIONAL BANK



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                                CNI CHARTER FUNDS

                                    EXHIBIT A

                              FUNDS COVERED BY THE
                         SHAREHOLDER SERVICES AGREEMENT

Name of Fund                                                            Annual Service Fee Rate
Prime Money Market Fund                                                          0.25%
Government Money Market Fund                                                     0.25%
California Tax-Exempt Money Market Fund                                          0.25%
Large Cap Growth Equity Fund                                                     0.25%
Large Cap Value Equity Fund                                                      0.25%
Corporate Bond Fund                                                              0.25%
Government Bond Fund                                                             0.25%
California Tax Exempt Bond Fund                                                  0.25%
High Yield Bond Fund                                                             0.25%
Technology Growth Fund                                                           0.25%

Dated:  June 8, 2000